Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. SIGNS ASSET PURCHASE AGREEMENT TO ACQUIRE TRANSPORTATION COMPANY ASSETS

Houston, Texas (Monday, May 18, 2020) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced that Service Transport Company (“Service Transport”), Adams’ transportation subsidiary, has executed a definitive agreement with Comcar Industries, Inc. (“Comcar”) to acquire substantially all of the assets of Comcar’s subsidiary, CTL Transportation, LLC (“CTL”). CTL is a liquid bulk chemical carrier that owns approximately 160 tractor trailer trucks and 320 trailers with primary operations in Alabama, Florida, Georgia, Louisiana, Missouri, Ohio and Texas. Service Transport’s anticipated purchase of CTL’s assets is part of Comcar’s Chapter 11 bankruptcy process as announced on May 17, 2020.

“We are pleased to enter into this strategic transaction given its key benefits on multiple fronts,” said Kevin J. Roycraft, Adams’ Chief Executive Officer. “The acquisition will allow us to grow the size of Service Transport’s collective fleet of both tractors and trailers by more than 50 percent, as well as expand our operating footprint into four new important markets. Finally, the transaction offers a compelling valuation for our shareholders and will be immediately accretive to earnings.”

“We look forward to having CTL’s assets folded into Service Transport and welcoming their experienced drivers and related operations personnel into the Adams’ employee family,” said Wade Harrison, President of Service Transport. “Importantly, Service Transport and CTL utilize similar software and certain other key operating and financial systems, which should result in a fairly seamless integration. Bottom line, we believe the resulting much larger industry-leading vehicle fleet and operating footprint, along with an expanded pool of best-in-class drivers and support staff, places Service Transport in a strong position for continued long-term success.”

Comcar has filed a motion with the Bankruptcy Court for the District of Delaware seeking approval of the asset purchase agreement with Service Transport. The transaction is subject to customary regulatory approval, including through the bankruptcy court, and closing conditions. Adams expects to close the transaction as soon as practicable after such regulatory approvals and closing conditions have been satisfied, which is currently anticipated to occur in the third quarter or earlier.

Adams Resources & Energy, Inc. is primarily engaged in the business of crude oil marketing, transportation and storage, tank truck transportation of liquid chemicals and dry bulk and ISO tank container storage and transportation through its two subsidiaries, GulfMark Energy, Inc. and Service Transport Company, respectively. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: Adams’ ability to efficiently integrate the CTL assets and to obtain the anticipated benefits therefrom. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609
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